SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K
__________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 30, 2008

BEDMINSTER CAPITAL CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-52665	20-8285508
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 Washington Valley Road
Bedminster, New Jersey 07921
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8941
(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008 Bedminster Capital Corp., (the “Company”) entered into an Advisory Agreement (the “Agreement”) with Theseus Asset Management Company, LLC (the “Advisor”).

Pursuant to the Agreement, the Advisor will present and recommend to the Company suitable investment programs consistent with the investment policies and objectives of the Company, serve as the Company’s primary investment advisor, provide research and economic and statistical data in connection with the Company’s investments and investment policies.  The Advisor will also consult with the Company’s directors and present to them opportunities to acquire investments consistent with the investment policies and objectives of the Company, and obtain for the Company such services as may be required for property management, mortgage servicing, construction and development, disbursements and other activities relating to the investment portfolio of the Company.

The Agreement shall continue until December 31, 2012, the term of the Agreement shall be automatically renewed each year thereafter if not terminated by the Company or the Advisor prior to the end of each year.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2008 Apogee Holdings Inc. (“Apogee”) and the Company terminated the Management Agreement dated March 1, 2007 between the parties.  Apogee has agreed to waive all amounts owed under the Management Agreement.

On June 30, 2008 Whitetail Group LLC (“Whitetail”) and the Company terminated the Real Estate Consulting Agreement dated March 1, 2007 between the parties.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

NUMBER	EXHIBIT
10.1	Advisory Agreement
10.2	Whitetail Termination Letter
10.2	Apogee Termination Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bedminster Capital Corp.

By: /S/ PAUL PATRIZIO
PAUL PATRIZIO
CEO

Dated: July 2, 2008